Exhibit 4.24

Lease Agreement between InterXion Holding B.V. and GiP Gewerbe im Park GmbH dated January 29, 1999 as amended by Supplement No. 17 to the Lease Agreement dated September 1, 2011.

* * *Confidential material has been omitted and filed separately with the Commission

Union Investment

ANNEX

17

to the lease dated 29 January / 5 February 1999

and Annex 1 dated 21 May 1999

and Annex 2 dated 14 / 28 May 1999

and Annex 3 dated 1 / 18 October 1999

and declaration of acceptance dated 23 November 1999

and Annex 4 dated 11 September 2000

and Annex 5 dated 11 January / 11 September 2000

and Annex 6 (undated)

and Annex 7 dated 27 October / 11 December 2000

and Annex 8 dated 20 / 24 March 2003

and Annex 9 dated 16 / 18 October 2006

and Annex 10 dated 29 March / 3 April 2007

and Annex 11 dated 21 December 2007

and Annex 12 dated 11 June / 16 June 2008

and Annex 13 dated 29 May / 16 June 2009

and Annex 14 dated 28 July 2009

and Annex 15 dated 2 December / 4 December 2009

and Annex 16 dated 19 May / 25 May 2011

between

Interxion Deutschland GmbH

Hanauer Landstrasse 298, 60314 Frankfurt

Tax No. 045 236381 19

represented by Mr Peter Knapp, Managing Director

- hereinafter referred to as the “lessee” -

and

Union Investment Real Estate GmbH

Caffamacherreihe 8, 20355 Hamburg

Tax No. 27/144/00080

represented by: Mr Philip La Pierre and Mr Claas Zincke

- hereinafter referred to as the “lessor” –

[As at 1 September 2011]

Lease no.: 1187.V0000010

(Please quote in all correspondence and payments)

Property: Hanauer Landstrasse 296-326, Frankfurt

1 September 2011

Genossenschaftliche FinanzGruppe Volksbanken Raiffeisenbanken

Union Investment Real Estate GmbH • Caffamacherreihe 8, 20355 Hamburg • Postfach 30 11 99, 20304 Hamburg

Tel. No.: +49-40-34919-0 • Fax No.: +49-40-34919-4191 • e-mail: service@union-investment.de • Website:

www.union-investment.de • Registered office of the company: Hamburg

Company registration no. HRB 110793 at Hamburg District Court:

Board of Management: Dr. Reinhard Kutscher (Chairman), Dr. Frank Billand, Dr. Karl-Joseph Hermanns-Engel, Volker Noack

Chairman of the supervisory board: Jens Wilhelm

Introduction

The lessee and lessor concluded a lease on 29 January / 15 February 1999 and annexes 1-16 on office and service premises, indoor floor space and parking spaces on property 1187, Hanauer Landstrasse Business Park, Frankfurt.

In addition to the aforementioned office and service premises and indoor floor space, the lessee also wishes to lease further office premises and indoor floor space in building section E4, Hanauer Landstrasse 296a and office premises and indoor floor space in building section D 3, Hanauer Landstrasse 306 from 1 October 2011 and 1 November 2011 until 31 December 2024 (fixed term of the lease). The lessee intends to establish a data center on the office premises and indoor floor space in building section E4, Hanauer Landstrasse 296a.

The lessee also wishes to lease the office premises located on the ground floor and first floor of building section C4, Hanauer Landstrasse 310, from 1 October 2012 until 31 December 2024 (fixed term of the lease).

The lessee also wishes to return its indoor floor space in building section G2, Weismüllerstrasse 25 leased under Annex 15 dated 2 December 2009 / 4 December 2009 to the lessor on 30 September 2011.

The lessee wishes to extend the fixed term of the lease for all the premises leased in accordance with the lease and Annexes 1 to 16 until 31 December 2024 (fixed term of the lease).

For this reason, the parties agree the following, with reference to the lease:

§1

Leased property

(1)	From 1 October 2011, the lessee will lease the following additional premises, the position of which (with the exception of the proportion of the communal areas) can be seen from the following plans attached as

ANNEX 1.1 to 1.3:

1.	Indoor floor space in building section E4, Hanauer Landstrasse 296a, ground floor, including a proportion of the communal areas	approx.1,606.32 m2

2.	Office premises in building section E4, Hanauer Landstrasse 296a, ground floor and first floor, including a proportion of the communal areas	approx. 151.43 m2

3.	Indoor floor space in building section D3, Hanauer Landstrasse 306, ground floor, including a proportion of the communal areas	approx. 974.95 m2

(2)	From 1 November 2011, the lessee will lease the following additional premises on the property, the position of which can be seen from the following plans (with the exception of the proportion of the communal areas) attached as

ANNEX 2.1 to 2.2

1.	Office premises in building section D3, Hanauer Landstr. 306, ground floor and first floor, including a proportion of the communal areas	approx. 556.13 m2

(3)	From 01 October 2012, the lessee will lease the following additional premises, the location of which (with the exception of the proportion of the communal areas) can be seen from the attached plans attached as

ANNEX 3.1 to 3.2

1.	Office premises in building section C4, Hanauer Landstrasse 310, ground floor and first floor including a proportion of the communal areas.	approx. 421.97 m2

(4)	The additional leased premises listed in paragraphs (1) to (3) will be transferred in the condition familiar to the lessee. A reciprocal certificate will be issued at the transfer inspection. Should the transfer certificate not mention any shortcomings or any necessary corrective work applicable to the leased premises, the lessee will acknowledge the condition of the rented premises as corresponding to the lease upon signature of the transfer certificate. Hidden defects are excepted.

§2

Return of parts of the leased property

The lessee undertakes to vacate the following parts of the leased property, as specified in detail in ANNEX 4, by 30 September 2011, completely, and return them to the lessor in a clean and tidy condition.

The relevant parts of this lease will expire upon return of said parts of the leased property.

Weismüllerstrasse 25, building section G2 on the ground floor

1.	Indoor floor space, including a proportion of the communal areas	approx. 529.49 m2

An inventory of the leased premises must be made in good time before they are returned, in accordance with §10, sub-paragraph 2 of the lease dated 29 January 1999/ 5 February 1999, to record and evaluate wear and tear, any cosmetic repairs required, any fixtures and alterations to be restored to their former state, which must be invoiced to the lessee if necessary. The property management company commissioned by the lessor will be responsible for the inventory, evaluation and return of the leased premises.

Should the lessee fail to return the leased premises punctually in a condition in accordance with the lease, it will be obliged to pay the rent at the current rate, including overheads and incidental expenses, until the end of the month in which it vacates the premises, and to return said premises to the lessor in a condition in accordance with the lease. The lessor reserves the right to assert a claim for further loss.

§3

Term of the lease / Option to extend the lease

(1)	The lessee will extend the existing lease dated 29 January 1999 / 5 February 1999 and Annexes 1 to 16, including Annex 17, by a further five (5) years from 1 January 2020 until 31 December 2024 (“fixed term of the lease”).

(2)	The lessee is granted the right to extend the fixed term of the lease once by 5 (five) years (option to extend the term of the lease) by unilateral declaration, under the terms and conditions of the lease valid at that time (“right of option to extend the lease”). The lessee must exercise its right of option to extend the lease by writing to the lessor 12 (twelve) months prior to expiry of the fixed term of the lease at the latest.

Should the lessee not exercise the option to extend the lease, the lease will be extended indefinitely, unless it is cancelled by either party to the lease 12 (twelve) months prior to expiry of the fixed term of the lease at the latest. Should the lessee exercise the right of option to extend the lease, the lease will be extended indefinitely from the end of said option, unless it is cancelled by either party to the lease 12 (twelve) months prior to the end of the option to extend the lease, at the latest. If the lease has been extended indefinitely, it will also be subject to cancellation at 12 (twelve) months’ notice.

Should the lessee continue to use the premises after the end of the term of the lease, the lease will not be deemed to have been extended. §545 BGB ([German] Civil Code) is waived.

§4

Rent

(1)	The rent for all the leased premises is broken down as follows from 1 October 2011:

1.	151.43	m2	Office premises in building section E4 including a proportion of the communal areas @ €[***]/m2	=	€	[***	]

2.	1,606.32	m2	Indoor floor space in building section E4 including a proportion of the communal areas @ €[***]/m2	=	€	[***	]

3.	974.95	m2	Indoor floor space in building section D3 including a proportion of the communal areas @ €[***]/m2	=	€	[***	]

4.	4,314.32	m2	Office premises including a proportion of the communal areas @ €[***]	=	€	[***	]

5.	9,087.55	m2	Indoor floor space @ €[***]/m2		€	[***	]

6.	138.67	m2	Office premises in building section D6 including a proportion of the communal areas @ €[***]	=	€	[***	]

7.	337.50	m2	Service premises in building section D6 @ €[***]/m2		€	[***	]

8.	1	each	Parking space @€[***]		€	[***	]

9.	31	each	Outdoor parking spaces	=	€	[***	]

10.	30	each	Parking spaces in the multi-storey car park		€	[***	]

11.			Net rent	=	€	[***	]

12.	4,604.42	m2	Prepayment of ancillary and heating costs for office premises @ €[***]/m2	=	€	[***	]

13.	12,006.32	m2	Prepayment of ancillary costs for indoor and service premises @ €[***]/m2	=	€	[***	]

14.			Subtotal	=	€	[***	]

15.			plus VAT at the statutory rate (currently 19%)	=	€	[***	]

16.			Total monthly rent =		€	[***	]

(2)	The lessee is exempt from payment of the net rent for office premises and indoor floor space in accordance with §4, sub-paragraph (1), clauses 1 and 2, for the months of October, November and December 2011.

The lessee is also exempt from payment of the net rent for the office premises in accordance with §4, sub-paragraph (1), clause 3, for the months of October, November and December 2011 and January and February 2012. However, the lessee is still liable for the respective ancillary and heating costs and the rent for the other leased premises and parking spaces, including the statutory VAT, during the rent-free periods.

(3)	The rent for all the leased premises is broken down as follows from 1 November 2011:

1.	151.43	m2	Office premises in building section E4 including a proportion of the communal areas @ €[***]/m2	=	€	[***	]

2	1,606.32	m2	Indoor floor space in building section E4 including a proportion of the communal areas @ €[***]/m2		€	[***	]

3	974.95	m2	Indoor floor space in building section D3 including a proportion of the communal areas @ €[***]/m2	=	€	[***	]

4.	556.13	m2	Office premises in building section D3 including a proportion of the communal areas @ €[***]/ m2	=	€	[***	]

5.	4,314.32	m2	Office premises including a proportion of the communal areas @ €[***]	=	€	[***	]

6.	9,087.55	m2	Indoor floor space @ €[***]/m2		€	[***	]

7.	138.67	m2	Office premises in building section D6 including a proportion of the communal areas @ €[***]	=	€	[***	]

8.	337.50	m2	Service premises in building section D6 @ €[***]/m2		€	[***	]

9.	1	each	Parking space @ €[***]		€	[***	]

10.	31	each	Outdoor parking spaces = €[***]each		€	[***	]

11.	30	each	Parking spaces in the multi-storey car park @ €[***]each.	=	€	[***	]

12.			Net rent	=	€	[***	]

13.	5,160.55	m2	Prepayment of ancillary and heating costs for office premises @ €[***]/m2	=	€	[***	]

14.	12,006.32	m2	Prepayment of ancillary costs for indoor and service premises @ €[***]/m2	=	€	[***	]

15.			Subtotal	=	€	[***	]

16.			Plus VAT at the statutory rate (currently 19%)	=	€	[***	]

17.			Total monthly rent =		€	[***	]

(4)	The lessee is exempt from payment of the net rent for office and service premises in accordance with §4, sub-paragraph (3), clause 4, for the months of November and December 2011 and January 2012. However, the lessee will still be liable for the respective ancillary and heating costs and the rent for the other leased premises and parking spaces, including the statutory VAT, during the rent-free periods.

(5)	The lessee is exempt from payment of the net rent for office premises and indoor floor space in accordance with §4, sub-paragraph (3), clauses 1 to 8, for a total of 4 (four) months, i.e. March to June 2012. However, the lessee will still be liable for the respective ancillary and heating costs and the rent for the other leased premises and parking spaces, including the statutory VAT, during the rent-free periods.

(6)	With effect from 1 October 2012, the rent for all the rented premises will be broken down as follows:

1.	151.43	m2	Office premises in building section E4 including a proportion of communal areas at €[***]/m2	=	€	[***	]

2	1,606.32	m2	Indoor floor space in building section E4 including a proportion of communal areas at €[***]/m2	=	€	[***	]

3	974.95	m2	Indoor floor space in building section D3 including a proportion of communal areas at €[***]/m2	=	€	[***	]

4.	556.13	m2	Office premises in building section D3 including a proportion of communal areas at €[***]/m2	=	€	[***	]

5.	421.97	m2	Office premises in building section C4 including a proportion of communal areas at €[***]/m2	=	€	[***	]

6.	4,314.32	m2	Office premises including a proportion of communal areas at €[***]	=	€	[***	]

7.	9,087.55	m2	Indoor floor space at €[***]/m2	=	€	[***	]

8.	138.67	m2	Office premises in building section D6 including a proportion of communal areas at €[***]	=	€	[***	]

9.	337.50	m2	Service area in building section D6 at €[***]/m2	=	€	[***	]

10.	1	Each	Parking space at €[***]	=	€	[***	]

11.	31	Each	Open-air parking spaces at €[***]/each	=	€	[***	]
12	30	Each	Covered parking spaces at €[***]/each	=	€	[***	]

13.			Net rent	=	€	[***	]

14.	5,582.52	m2	Prepayment of incidental expenses and heating costs for office premises at €[***]/m2	=	€	[***	]

15.	12,006.32	m2	Prepayment of incidental expenses for indoor floor space and service areas at €[***]/m2	=	€	[***	]

16.			Subtotal	=	€	[***	]

17.			plus VAT at the statutory rate (currently 19%)	=	€	[***	]

18.			Total monthly rent	=	€	[***	]

(7)	The lessee is exempt from payment of the net rent for office premises in accordance with §4, sub-paragraph (6), clause 5 for the months of October, November and December 2012. However, the lessee is still liable for incidental expenses and heating costs, and the rent for the remaining leased space and parking spaces, plus the statutory VAT, during the rent-free periods.

(8)	The value guarantee clause agreed between the parties in the lease remains unaffected and also applies in full to the additional premises leased under this Annex. The most recent index adjustment will apply to the value adjustment of the rent. The next index adjustment for all the leased space will be on 1 January 2013.

§5

Completion / Alteration / Restoration

Under Annex no. 17, the lessee will be responsible for completion of the newly-leased office and indoor floor space at its own expense, in close consultation with the lessor. The lessee will be responsible for draft planning of the internal fixtures and fittings of the indoor floor space, outdoor areas and the surface of the roof, and will submit relevant documents to the lessor.

The lessee will also be responsible for obtaining any planning permission, at its own expense and risk. The lessee bears sole responsibility for the technical and financial suitability of the leased premises for the purpose for which they are leased.

The completion work and the erection of the planned additional structures, particularly on the office and indoor floor space in building section E4, Hanauer Landstrasse 296a, are subject to the following requirements:

•	The lessee must carry out the alterations and extensions to the building on its own responsibility and at its own expense.

•

The applications for planning permission yet to be submitted must be submitted to and agreed with the lessor before submission to the planning authority. Changes to the external appearance require the express written approval of the lessor.

•

The extension measures involve the technical installations on the existing flat roof. The existing roof must be strengthened for erection of the structures, the surface of the roof made load-bearing and accessible for maintenance purposes and the plant integrated into the lighting conductor system of the building. The lessee will assume the maintenance of and maintenance obligation for roof penetration occasioned by the lessee’s installations and structures.

•	The lessee will assume the maintenance obligation for its fixtures and fittings.

•	Working drawings must always be made available to the lessor in good time, before work commences, for information and approval.

•	Completion of building work must be notified to the lessor in writing for each section of the building for the purpose of joint inspection of proper implementation.

As-built documentation of the conversions and additions must be made available to the lessor in digital form, immediately after completion.

The lessee undertakes to return the leased property to its original state at the end of the lease, by agreement with the lessor. The lessee will bear the costs of the above restoration obligation.

The interests of the other lessees of the property must be treated with the greatest possible consideration during building work. Should the other lessees be affected during the building work and should claims be made as a result, Interxion Deutschland GmbH will bear responsibility for direct negotiation and making a fair settlement, if the claims are justified. The lessee will indemnify the lessor against any claims whatsoever in this respect. A separate agreement must be made with the lessor on the areas required for the storage of building materials or parking construction plant.

§6

Indemnification clause and lessees in building sections E5 and D6

(1)	Interxion Deutschland GmbH undertakes to compensate Union Investment and the latter’s lessees for any losses incurred due to the building work in building sections E and D and to rectify restrictions or damage which are also attributable to the building work specified under §6 immediately, at its own expense. This also expressly applies to any soiling of the façades and outdoor areas of the Union Investment building.

(2)	Should third parties (other lessees and their business partners) on the Hanauer Landstrasse business park be affected by the lessee’s building work in the areas around building sections E5 and D6 because the access to their leased premises or parking spaces are in this area, Interxion Deutschland GmbH will ensure from the outset that access to these leased areas and parking spaces remains unimpeded, at its own expense. Interxion Deutschland GmbH must also ensure that the upgrading work to be carried out is agreed with the affected lessees of Union Investment.

§7

Other agreements

All the other provisions of the lease dated 29 January / 5 February 1999 and Annexes 1 to 16 which have not been changed by this Annex 17 remain unaffected.

The parties are aware of the statutory requirement for the written form. They mutually undertake to take any action and make any declarations which may be required to satisfy the requirement for the written form, particularly in connection with the conclusion of this Annex 17 and further Annexes, and not to cancel the lease prematurely in the meantime by invoking a failure to comply with the requirement for the written form.

Should one or more of the provisions of this Annex be or become ineffective for any reason, the validity of the remaining provisions of the Annex will remain unaffected. In such a case, the parties must conclude an effective agreement which reflects the economic intent of the invalid provisions as closely as possible.

ANNEXES 1 to 4 below form a constituent part of this lease.

ANNEX 1.1 to 1.3 Office premises and indoor floor space in building sections E4 and D4

ANNEX 2.1 to 2.2 Office premises and indoor floor space in building section D3

ANNEX 3.1 to 3.2 Office premises in building section C4

ANNEX 4 Return of indoor floor space at Weismüllerstrasse 25

   Building section G 2 on the ground floor

Hamburg, 6 September 2011	Frankfurt, 2 September 2011

Union Investment Real Estate GmbH	Interxion Deutschland GmbH

[Stamp]	[Stamp]

[Signature]	[Signature]	[Signature]

(Philip La Pierre / Claas Zicke)	(Peter Knapp)

[Stamp]:

Interxion	Interxion Deutschland GmbH

Hanauer Landstr. 298

D-60313 Frankfurt a. M.

T+49 (0) 69 40 147 0 F+49 (0) 69 40 147 199

E-mail: care@interxion.com

www.interxion.com

Names in print

La Pierre / Zincke	Knapp

The lessee Interxion Deutschland GmbH will be bound by the quotation made on signature of the above Annex on conclusion hereof until 15 September 2011. The acceptance period will be deemed to have been observed if the countersigned Annex (declaration of acceptance) is posted by the lessor during this period, with date as postmark.

Frankfurt, 2 September 2011

[Signature]

(Peter Knapp)